UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Pharsight Corporation

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NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To be held August 27, 2008

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Pharsight Corporation, a Delaware corporation (“Pharsight”), will be held on Wednesday, August 27, 2008, at 10:30 a.m., Pacific time, at Pharsight’s corporate headquarters located at 321 E. Evelyn Ave., 3rd Floor, Mountain View, California 94041, for the following purposes:

1. To elect (a) two Class I directors for terms which expire at the Annual Meeting of Stockholders in 2009, (b) two Class II directors for terms which expire at the Annual Meeting of Stockholders in 2010 and (c) two Class III directors for terms which expire at the Annual Meeting of Stockholders in 2011, or until such other times as are specified in the Company’s Bylaws.

2. To approve an amendment to Pharsight’s Amended and Restated Certificate of Incorporation to (a) decrease the number of authorized shares of common stock from 120,000,000 shares to 40,000,000 shares and (b) decrease the number of authorized shares of preferred stock from 5,000,000 shares to 2,000,000 shares.

3. To ratify the appointment of Grant Thornton LLP as Pharsight’s independent registered public accounting firm for the fiscal year ending March 31, 2009.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. This Notice of Annual Meeting, Proxy Statement and the accompanying form of proxy card are being distributed on or about July 29, 2008.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. For further details, please see the section entitled “Voting” on page 2 of the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote in person even if he or she has voted by proxy card.

By Order of the Board of Directors of Pharsight Corporation

/s/ William Frederick
William Frederick Senior Vice President, Chief Financial Officer and Corporate Secretary

Mountain View, California

July 29, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY (1) USING THE INTERNET, (2) TELEPHONE OR (3) COMPLETING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

PHARSIGHT CORPORATION

PROXY STATEMENT

FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share of Pharsight Corporation, a Delaware corporation (“Pharsight” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Pharsight (the “Board of Directors”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, August 27, 2008, at 10:30 a.m., Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein and in the Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Pharsight’s corporate offices, located at 321 E. Evelyn Ave., 3rd Floor, Mountain View, California 94041. The telephone number at that location is (650) 314-3800.

This Proxy Statement, the accompanying form of proxy card and the Company’s Annual Report are first being mailed on or about July 29, 2008, to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote; Record Date

Only holders of record of Pharsight’s common stock at the close of business on July 15, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of common stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 9,466,086 shares of common stock outstanding and entitled to vote at the Annual Meeting. No shares of Pharsight’s preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than five percent (5%) of Pharsight’s common stock, see “Share Ownership by Principal Stockholders and Management” below.

Quorum; Required Vote

The presence of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy card. Under the General Corporation Law of the State of Delaware, abstentions and “broker non-votes” are counted as present and entitled to vote and therefore are included for the purposes of determining whether a quorum is present at the Annual Meeting.

A plurality of the votes duly cast is required for the election of directors (Proposal One). The six nominees for director receiving the highest number of affirmative votes shall be elected as directors. Therefore, abstentions or broker non-votes will not affect the outcome of the election.

The affirmative vote of a majority of the shares outstanding and entitled to vote as of the Record Date is required to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to decrease the authorized number of shares of common stock and preferred stock (Proposal Two). Abstentions and broker non-votes are deemed to be votes cast, and have the same effect as a vote against this proposal.

The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm (Proposal Three). Abstentions are deemed to be votes cast, and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast, and therefore are not included in the tabulation of the voting results on this proposal.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting

You may vote by mail, by telephone, over the Internet or in person at the meeting.

Voting by Proxy Card. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting by Telephone or the Internet. A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes by telephone or via the Internet, his or her vote is recorded immediately. The Company encourages its stockholders to vote using these methods whenever possible.

Voting by Attending the Meeting. A stockholder may also vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder will be superseded by the vote that such stockholder casts at the Annual Meeting.

Changing Vote; Revocability of Proxy. If a stockholder has voted by sending in a proxy card, such stockholder may change his or her vote before the Annual Meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (1) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Corporate Secretary of the Company or should be sent so as to be delivered to Pharsight Corporation, 321 E. Evelyn Ave., 3rd Floor, Mountain View, California, 94041, Attention: Corporate Secretary.

Expenses of Solicitation

Pharsight will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, e-mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be significant.

Procedure for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the 2009 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than April 29, 2009, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. In addition, the Company’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Nominating and Corporate Governance Committee or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential nominee for the Company’s Board of Directors, see the procedures discussed in “Proposal One—Election of Directors—Corporate Governance Matters—Process for identifying and evaluating candidates for election to the Board of Directors” below.

The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by any stockholder entitled to vote who has written notice delivered to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 90 days or more than 120 days prior to the anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2009 annual stockholder meeting will start on April 29, 2009 and end on May 29, 2009.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Pharsight Corporation, 321 E. Evelyn Ave., 3rd Floor, Mountain View, California, 94041, Attention: Corporate Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Amended and Restated Certificate of Incorporation and Bylaws, as amended, provide that the Board of Directors shall be divided into three classes, with each class having a three-year term when the Company is a “listed” corporation within the meaning of Section 301.5 of the California General Corporation Law (the “CGCL”). A listed company within the meaning of Section 301.5 of the CGCL includes companies with outstanding securities listed on the National Market System of the Nasdaq Stock Market (or any successor entity). The Company’s common stock was listed, and began trading on, the Nasdaq Capital Market on November 27, 2007. Consequently, the Company is a listed corporation within the meaning of Section 301.5 of the CGCL.

The Company’s Board of Directors is currently comprised of six directors. In accordance with the Company’s Amended and Restated Certificate of Incorporation and Bylaws, the Board of Directors has designated three classes of directors for election, with each class comprised of two directors. This year, all of the nominees to the Board of Directors will be subject to election. Thereafter, each class of directors will serve for a three-year term and will be subject to election every third year.

The two Class I directors will be elected initially for a one-year term expiring at the 2009 Annual Meeting of Stockholders or until such director’s successor has been duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors has nominated Shawn M. O’Connor and John J. Schickling for re-election as Class I directors.

The two Class II directors will be elected initially for a two-year term expiring at the 2010 Annual Meeting of Stockholders or until such director’s successor has been duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors has nominated Dean O. Morton and Douglas E. Kelly for re-election as Class II directors.

The two Class III directors will be elected for a three-year term expiring at the 2011 Annual Meeting of Stockholders or until such director’s successor has been duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors has nominated Arthur H. Reidel and Howard B. Rosen for re-election as Class III directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The name, age and principal occupation of each nominee as of July 15, 2008, are set forth below. There are no family relationships among directors or executive officers of the Company.

The Board of Directors recommends a vote “FOR” the nominees listed below.

Information Regarding Nominees

Name	Age	Principal Occupation and Business Experience
Douglas E. Kelly, M.D.	47	Partner, Alloy Ventures. Dr. Kelly has been a member of the Board of Directors since February 1996. Dr. Kelly has been a partner at Alloy Ventures, Inc., formerly Asset Management Associates, a venture capital and investment management firm, since 1993. Dr. Kelly is a director of several privately held companies. Dr. Kelly received a B.A. in Biochemistry and Molecular Biology from the University of California, San Diego, an M.D. from the Albert Einstein College of Medicine and an M.B.A. from the Stanford University Graduate School of Business.

Name	Age	Principal Occupation and Business Experience
Dean O. Morton	76	Retired Chief Operating Officer, Hewlett-Packard Company. Mr. Morton has been a member of the Board of Directors since April 2000. Mr. Morton was the Executive Vice President, Chief Operating Officer and a director of Hewlett-Packard Company, a manufacturer of computer systems and test and measurement instruments, from 1984 until his retirement in 1992. Mr. Morton is a director of Cepheid. Mr. Morton received a B.S. from Kansas State University and an M.B.A. from Harvard Business School.

Shawn M. O’Connor	48	Chairman of the Board of Directors, President and Chief Executive Officer. In May 2006, Mr. O’Connor was appointed Chairman of the Board. Mr. O’Connor has been a member of the Board of Directors and the Company’s President and Chief Executive Officer since February 2003. Mr. O’Connor joined Pharsight in September 2002 as its Senior Vice President and Chief Financial Officer and was subsequently promoted to Chief Operating Officer. Mr. O’Connor has more than 20 years of experience in high technology executive management. Prior to joining Pharsight, Mr. O’Connor was the President and Chief Operating Officer of QRS Corporation, a provider of business-to-business e-commerce services to the retail industry, from February 1995 to September 2001. Mr. O’Connor holds a B.S. from the University of California, Berkeley in Finance & Business Administration and is a graduate of the Executive Education Program at the Stanford Graduate School of Business.

Arthur H. Reidel	57	Chief Executive Officer, Scintera Networks. Mr. Reidel has been a member of the Board of Directors since April 1995. He served as the Company’s President from April 1995 to August 1995, and served as the Company’s President and Chief Executive Officer from February 1996 to February 2002. He has also served as the Chairman of the Company’s Board of Directors from May 1995 through April 2006. Since January 2006, Mr. Reidel has been Chief Executive Officer of Scintera Networks. From April 2003 through December 2005, Mr. Reidel was a venture partner of Lightspeed Venture Partners. Mr. Reidel received a B.S. in Mathematics from Massachusetts Institute of Technology.

Howard B. Rosen	50	Consultant. Mr. Rosen has been a member of the Board of Directors since October 2004. Since May 2008, he has been a consultant. From October 2004 to May 2008, Mr. Rosen was Vice President, Commercial Strategy at Gilead Sciences, Inc. From 1994 to 2004, Mr. Rosen held roles at ALZA Corporation. Most recently at ALZA, Mr. Rosen served as its President; prior to this, he was the Vice President, Product Development. Previously during his 10-year tenure at ALZA, Mr. Rosen had responsibilities for mergers and acquisitions, R&D planning, and technology ventures. Mr. Rosen holds an M.B.A. and a B.S. in Chemical Engineering from Stanford University and a M.S. in Chemical Engineering from Massachusetts Institute of Technology.

Name	Age	Principal Occupation and Business Experience
John J. Schickling	68	Executive Vice President, Chief Operating Officer and Chief Financial Officer, KaZaK Composites, Inc. Mr. Schickling has been a member of the Board of Directors since June 2007. Mr. Schickling has been the Executive Vice President, Chief Financial Officer and Chief Operating Officer of KaZaK Composites, Inc. since September 2005. From 2001 to 2004, Mr. Schickling served as Senior Vice President, Chief Financial Officer and Treasurer of Phase Forward, Inc. Prior to joining Phase Forward, Mr. Schickling was Executive Vice President of Finance and Operations and Chief Financial Officer of SynaPix, Inc., a developer of software applications for film and video special effects, from May 1999 to December 2000. Prior to SynaPix, he was Senior Vice President and Chief Financial Officer of Mobile Systems International (London), a global software developer for the telecommunications industry, from June 1997 to April 1999. Prior to Mobile Systems, Mr. Schickling was Senior Vice President and Chief Financial Officer of PRI Automation, a semiconductor capital equipment manufacturer, from September 1991 to March 1997. He was also a founder and Chief Financial Officer of Telesis Systems and spent 14 years with the General Electric Company, graduating from GE’s Financial Management Program. Mr. Schickling was a long time faculty member of the Northeastern University College of Business Administration and the Graduate School of Business. He holds a B.S. in Business Education from Salem State College and an M.B.A. from Babson College.

Board Meetings and Committees

The Board of Directors held eight meetings during the fiscal year ended March 31, 2008, and each director attended at least seventy-five percent (75%) or more of the aggregate of the total number of meetings of the Board of Directors and total number of meetings held by all committees of the Board of Directors on which he served during the past fiscal year.

The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Messrs. Morton, Reidel, Rosen and Schickling, each of whom is “independent,” as such term is defined for audit committee members by the listing standards of The Nasdaq Stock Market. The Board of Directors has determined that John J. Schickling is an “audit committee financial expert” as defined under the rules of the Securities Exchange Commission (the “SEC”).

The Audit Committee (1) provides oversight of the Company’s accounting and financial reporting processes, the audit of the Company’s financial statements and the Company’s internal control functions; (2) assists the Board of Directors in oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls; and (3) provides to the Board of Directors such information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Audit Committee held eight meetings during the fiscal year ended March 31, 2008. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on the Company’s website at http://www.pharsight.com—“Investor Relations”—“Corporate Governance”—“Committee Composition and Charters.”

Compensation Committee. The Compensation Committee currently consists of Dr. Kelly and Messrs. Morton and Rosen, each of whom is “independent” as defined in the listing standards of The Nasdaq Stock Market. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers, administers the Company’s stock plans and performs such other duties as may from time to time be determined by the Board of Directors.

The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities and has engaged an independent compensation consultant to review the Company’s executive compensation and advise the Compensation Committee on all of the principal aspects of compensation, including base salaries, annual cash bonus and stock option awards. The Compensation Committee generally requests the compensation consultant to provide such review at the beginning of each fiscal year and present their findings at a meeting held during the first month of the fiscal year, during which the Compensation Committee approves the executive compensation packages for the current fiscal year. While the independent compensation consultant reports to the Compensation Committee rather than to management, the consultant may meet with management to gather information about the Company’s business units and the executives’ roles and responsibilities, in order to better understand the Company’s peer group and market. For the 2008 fiscal year, the Compensation Committee engaged Compensia as the outside compensation consultant.

Additionally, the Chief Executive Officer aids the Compensation Committee by providing recommendations regarding the total cash compensation of all executive officers, other than himself. Each executive officer, in turn, participates in an annual performance review with the Chief Executive Officer to provide input about his contributions to the Company’s success for the period being assessed.

The Compensation Committee held five meetings during the fiscal year ended March 31, 2008. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on the Company’s website at http://www.pharsight.com—“Investor Relations”—“Corporate Governance”—“Committee Composition and Charters.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Dr. Kelly and Messrs. Morton and Reidel, each of whom is “independent” as defined in the listing standards of The Nasdaq Stock Market.

The Nominating and Corporate Governance Committee is responsible for developing general criteria regarding the qualifications and selection of Board members, recommending candidates for election to the Board of Directors, reviewing and making recommendations regarding the composition and mandate of Board committees, developing overall governance guidelines, and overseeing the performance and compensation of the Board of Directors. It is the policy of the Nominating and Corporate Governance Committee to consider nominees for the Board of Directors submitted by the stockholders of the Company; for more information see the procedures described in “Corporate Governance Matters—Process for identifying and evaluating candidates for election to the Board of Directors” below.

The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended March 31, 2008. The Nominating and Corporate Governance Committee has adopted a written charter approved by the Board of Directors, which is available on the Company’s website at http://www.pharsight.com—“Investor Relations”—“Corporate Governance”—“Committee Composition and Charters.”

Director Compensation

Our compensation program for non-employee directors is designed to attract and retain qualified directors by offering compensation that is competitive with similar companies and recognizes the time, expertise and accountability required by Board service. Each year, the Nominating and Corporate Governance Committee reviews the current compensation program and may also review director compensation data prepared by an external consulting firm. Based upon this review, the Nominating and Corporate Governance Committee recommends to the full Board of Directors what changes, if any, should be made to the director compensation program. The Board must approve any changes to the director compensation program.

Currently, the Director Compensation Policy provides that each director of the Company who (i) is not an employee of the Company, (ii) is not acting in the capacity of a consultant to the Company, and (iii) cannot exercise, individually or in affiliation with any entity or group of entities that exercises, voting control over more than twenty percent (20%) of the Company’s voting stock (an “Independent Director”), receives the following compensation:

•	An annual cash payment for Board membership of $20,000, or $25,000 for serving as chairman of the Board of Directors.

•	An annual cash payment of $5,000 for serving as chairman of the Audit, Compensation or Nominating and Corporate Governance Committees.

•	A cash payment of $2,000 for each board meeting and $1,000 for each board committee meeting attended.

•

A one-time grant of options to purchase 35,000 shares of common stock under the Company’s 2000 Equity Incentive Plan, which vest monthly over a two-year period (the “Initial Grant”). A non-employee director that later becomes an Independent Director will receive the Initial Grant at that time.

The Company’s definition of an Independent Director is available on the Company’s website at http://www.pharsight.com—“Investor Relations”—“Corporate Governance”—“Governance Library”—“Director Compensation Policy.”

Each director of the Company who is not an employee or consultant of the Company receives an annual grant of options to purchase 3,500 shares of common stock under the Company’s 2000 Equity Incentive Plan, which vests in full one year from the date of grant.

In addition, at the discretion of the chairman of the Board of Directors, an Independent Director may receive a cash payment of $5,000 for services rendered on any strategic committee that may, from time to time, be established by the Board of Directors. The Company’s directors may be reimbursed for certain reasonable expenses in connection with attendance at board and board committee meetings.

The following table outlines the compensation for the Company’s non-employee directors during the fiscal year ended March 31, 2008.

2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
Philippe O. Chambon(4)(5)	—	—	—
Douglas E. Kelly(6)	—	4,414	4,414
Dean O. Morton	41,500	4,414	45,914
Arthur H. Reidel	42,000	4,414	46,414
Howard B. Rosen	37,500	4,414	41,914
John J. Schickling(7)	27,500	146,720	174,220

(1)

Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown reflect the compensation cost recognized by the Company in fiscal 2008 for option awards as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or SFAS 123R (disregarding an estimate of forfeitures related to service-based vesting conditions). The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended March 31, 2008, filed with the SEC on June 30, 2008.

(2)	On August 9, 2007, each of our non-employee directors received the following option to purchase shares of our common stock:

Name	Shares	Exercise Price ($)
Douglas E. Kelly	3,333	5.55
Dean O. Morton	3,333	5.55
Arthur H. Reidel	3,333	5.55
Howard B. Rosen	3,333	5.55
John J. Schickling	3,333	5.55

(3)	As of March 31, 2008, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares
Douglas E. Kelly	21,664
Dean O. Morton	53,331
Arthur H. Reidel	43,332
Howard B. Rosen	39,999
John J. Schickling	16,666

(4)	Per the Company’s director compensation policy, Mr. Chambon is not considered an “Independent Director” due to his affiliation with the Sprout Entities. See “Share Ownership by Principal Stockholders and Management.”
(5)	Mr. Chambon ceased to be a director in August 2007.
(6)	Per the Company’s director compensation policy, Mr. Kelly is not considered an “Independent Director” due to his affiliation with the Alloy Entities. See “Share Ownership by Principal Stockholders and Management.”
(7)	Mr. Schickling was appointed to the board of directors on June 26, 2007.

Corporate Governance Matters

Code of Ethics. The Company has adopted a Code of Ethics for its Chief Executive and senior financial officers (the “Code of Ethics”), which is applicable to its chief executive officer, chief financial officer and senior financial management. The Code of Ethics is available on the Company’s website at http://www.pharsight.com—“Investor Relations”—“Corporate Governance”—“Governance Library.” The Company will disclose on its website at http://www.pharsight.com—“Investor Relations”—“Corporate Governance” any amendment to the Code of Ethics, as well as any waivers of the Code of Ethics, that are required to be disclosed by the rules of the SEC or The Nasdaq Stock Market.

Independence of the Board of Directors. The Board of Directors has determined that, with the exception of Mr. O’Connor, all of its other members are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market.

Contacting the Board of Directors. Any stockholder who desires to contact our Chairman of the Board or the other members of our Board of Directors may do so by writing to: Board of Directors, c/o Chairman of the Nominating and Corporate Governance Committee, Pharsight Corporation, 321 E. Evelyn Ave., 3rd Floor, Mountain View, California, 94041. Communications received will be distributed to the Chairman of the Board or the other members of the Board of Directors as appropriate depending on the facts and circumstances outlined in the communication received.

Attendance at Annual Stockholder Meetings by the Board of Directors. Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, the Company encourages, but does not require, directors to attend. Mr. O’Connor attended the Company’s 2007 annual meeting of stockholders.

Process for Recommending Candidates for Election to the Board of Directors. The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Pharsight Corporation, Corporate Secretary, 321 E. Evelyn Ave., 3rd Floor, Mountain View, California, 94041, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of the Company’s common stock.

Process for Identifying and Evaluating Candidates for Election to the Board of Directors. The Nominating and Corporate Governance Committee’s general criteria and process for identifying and evaluating the candidates that it recommends to the full Board of Directors for selection as director nominees are as follows:

•	The Nominating and Corporate Governance Committee regularly reviews the current composition and size of the Board of Directors.

•

In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as issues of character, judgment, diversity, expertise, business experience, length of service, independence, other commitments, and (3) such other factors as the Nominating and Corporate Governance Committee may consider appropriate.

•

While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, government or technology, including their understanding of the biotechnology and pharmaceutical industries and Pharsight’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•

In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain third-party search firms with regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Corporate Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Corporate Governance Committee deems necessary or proper.

•

The Nominating and Corporate Governance Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•

After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

PROPOSAL TWO

APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO DECREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK

Overview

The Board of Directors approved, and is proposing for stockholder approval, an amendment to the Company’s Amended and Restated Certificate of Incorporation that would reduce the number of authorized shares of the Company’s common stock and preferred stock as follows:

•	common stock would be reduced from 120,000,000 shares to 40,000,000 shares; and

•	preferred stock would be reduced from 5,000,000 to 2,000,000 shares.

The text of the proposed amendment is attached hereto as Appendix A. The decrease in the number of authorized shares of common stock and preferred stock will not have any effect on the rights of existing stockholders.

The par value of the common stock and preferred stock, respectively, would remain unchanged at $0.001 per share. The amendment would not change the number of issued and outstanding shares of common stock or preferred stock.

Reason for Reduction in Authorized Shares of Common Stock and Preferred Stock

The purpose of the proposed amendment is to minimize, to the extent possible, the amount of the Company’s future annual franchise taxes paid to the Secretary of State of the State of Delaware. Franchise taxes in Delaware are determined in part based on the number of authorized shares in the Company’s Amended and Restated Certificate of Incorporation, and thus the proposed amendment to decrease the authorized number of common stock and preferred stock to bring the number of authorized shares more in line with the number of outstanding shares is expected to decrease the Company’s future Delaware franchise taxes.

Current Capital Structure

As of the July 15, 2008 record date, 9,466,086 shares of common stock were issued and outstanding and 2,971,424 shares of common stock reserved for issuance upon exercise of outstanding stock options and stock options and stock awards that may be granted in the future under our equity compensation and incentive plans. There are no shares of preferred stock currently outstanding.

Principal Effects of Reduction of Authorized Capital Stock, Common Stock and Preferred Stock

The proposed amendment would decrease the total number of authorized shares of (i) common stock by 80,000,0000 shares and (ii) preferred stock by 3,000,000 shares. The proposed amendment would not change any of the current rights and privileges of the issued and outstanding common stock or its par value and will not require existing stockholders to surrender or change any stock certificates currently held.

The proposed decrease in the number of authorized shares will have the effect of preventing the Company from issuing or reserving shares of common stock or preferred stock, as applicable, in excess of the amounts provided in the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation. The Company will only be able to issue or reserve additional shares of common stock or preferred stock, as applicable, if it purchases shares of common stock or preferred stock, as applicable, from existing stockholders and re-issues such stock, or if the number of authorized shares is increased by a subsequent amendment to the Company’s Amended and Restated Certificate of Incorporation, which amendment would require the approval of the holders of a majority of the voting power of the common stock then outstanding.

In addition, the proposed amendment would not in any way limit the Company’s ability to use the authorized shares of common stock or preferred stock for appropriate future corporate purposes (which would not require further stockholder action or approval), including paying future stock dividends, raising capital through common stock or preferred stock offerings, funding future employee benefit plan obligations and issuing common stock or preferred stock in acquisitions or other strategic transactions.

Effective Date

The proposed reduction in the authorized shares of common stock and preferred stock would become effective on the date of filing of a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware.

The Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 31, 2009. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Grant Thornton, the Audit Committee may reconsider its selection.

A representative of Grant Thornton is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” this proposal.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Grant Thornton for the fiscal years ended March 31, 2007 and 2008.

	Fiscal Year
	2008	2007(1)
Audit fees(2)	$327,000	$237,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$327,000	$237,000

(1)	The firm of Ernst & Young LLP (“Ernst & Young”) served as the Company’s independent registered public accounting firm until Ernst & Young was dismissed by the Company and replaced by Grant Thornton on November 20, 2006. On November 21, 2006, the Audit Committee of the Board of Directors of the Company engaged Grant Thornton as the Company’s registered independent public accounting firm, effective November 25, 2006. On November 27, 2006, the Company filed a Current Report on Form 8-K with the SEC to announce this change.
(2)	Includes fees for professional services rendered for the audit of the Company’s annual financial statements and reviews of quarterly financial statements, assistance with and review of documents filed with the SEC, attest services, work done by tax professionals in connection with the audit or quarterly reviews, research work necessary to comply with generally accepted auditing standards and statutory audits. This does not include $113,970 in fees for professional services performed by Ernst & Young during fiscal year 2007.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established procedures for the pre-approval of all audit and permitted non-audit services provided by our independent registered public accounting firm. The procedures include, in part, that: (1) the Audit Committee on an annual basis shall determine the scope of the proposed audit for the current year and the audit procedures to be utilized, (2) the Audit Committee on an annual basis shall appoint and compensate the independent registered public accounting firm, and (3) the Audit Committee has the sole authority to approve non-audit services to be performed by the independent registered public accounting firm, but only as permitted by the rules and regulations of the SEC and The Nasdaq Stock Market, which authority the Audit Committee may delegate to one or more members of the Audit Committee from time to time.

All Grant Thornton services and fees during the fiscal year ended March 31, 2008, were pre-approved by the Audit Committee.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Pharsight’s common stock as of July 15, 2008 for the following: (1) each person or entity who is known by the Company to own beneficially more than five percent (5%) of any class of the Company’s voting securities; (2) each of the Company’s directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all current directors and executive officers of the Company as a group.

Unless otherwise indicated and except to the extent authority is shared by spouses under applicable law, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Certain information in the table was obtained from filings made with the SEC pursuant to Section 13(g) of the Exchange Act.

Beneficial ownership is determined in accordance with SEC rules. The number of shares beneficially owned and the percentage of ownership of each person or entity includes shares of common stock subject to options, warrants or other convertible securities held by that person or entity that are exercisable within 60 days of July 15, 2008. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 9,466,086 shares of common stock outstanding as of July 15, 2008.

Name	Common Stock Beneficially Owned(1)		Percent of Common Stock Beneficially Owned	Percentage of Voting Power
5% Stockholders:
Alloy Entities	2,826,184	(2)	28.9%	28.9%
McKesson Corporation	925,926	(3)	9.8%	9.8%
Sprout Entities	2,137,853	(4)	21.9%	21.9%

Non-Employee Directors:
Douglas E. Kelly	2,851,181	(5)	29.1%	29.1%
Dean O. Morton	74,024	(6)	*	*
Arthur H. Reidel	352,448	(7)	3.7%	3.7%
Howard B. Rosen	43,333	(8)	*	*
John J. Schickling	22,777	(9)	*	*

Executive Officers:
Shawn M. O’Connor	371,525	(10)	3.8%	3.8%
William Frederick	59,720	(11)	*	*
James Hayden	78,471	(12)	*	*
Mark Hovde	97,221	(13)	1.0%	1.0%
Daniel Weiner	418,865	(14)	4.4%	4.4%
All directors and current executive officers as a group (10 persons)	4,369,565	(15)	40.9%	40.9%

*	Represents less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner listed below is c/o Pharsight Corporation, 321 E. Evelyn Ave., 3rd Floor, Mountain View, California, 94041.
(2)

Shares of common stock beneficially owned by the Alloy Entities represent (i) 1,072,080 shares of common stock held by Asset Management Associates 1996, L.P., (ii) 53,996 shares of common stock and a warrant to purchase 11,252 shares of common stock held by Alloy Partners 2000, L.P., (iii) 1,053,770 shares of common Stock and a warrant to purchase 219,538 shares of common stock held by Alloy Ventures 2000, L.P., (iv) 126,633 shares of common stock and a warrant to purchase 26,385 shares of common stock held by Alloy Corporate 2000, L.P., and (v) 217,265 shares of common stock and a warrant to purchase 45,265 shares of common stock held by Alloy Investors 2000, L.P. Alloy Ventures 2000, LLC is the general partner of Alloy Ventures 2000, L.P., Alloy Investors 2000, L.P., Alloy Corporate 2000, L.P. and Alloy Partners 2000, L.P. AMC Partners 96, L.P. is the general partner of Asset Management Associates 1996, L.P. The address of these entities is 400 Hamilton Ave., 4th Floor, Palo Alto, CA 94301.

(3)	Voting and investment power over these shares is held by any one of eleven officers, including the chief executive officer, of McKesson Corporation. Each of the eleven officers disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest in the shares. The address for this entity is One Post Street, Floor 33, San Francisco, CA 94104.
(4)	Shares of common stock beneficially owned by the Sprout Entities represent (i) 772,858 shares of common stock and warrants to purchase 61,191 shares of common stock held by Sprout Capital VII, L.P., (ii) 8,974 shares of common stock and warrants to purchase 710 shares of common stock held by Sprout Chief Executive Officer Fund, L.P., (iii) 88,844 shares of common stock and warrants to purchase 7,033 shares of common stock held by DLJ First ESC, L.P., (iv) 17,769 shares of common stock and warrants to purchase 1,407 shares of common stock held by DLJ Capital Corp, (v) 45,212 shares of common stock and warrants to purchase 11,082 shares of common stock held by Sprout IX Plan Investors, L.P., (vi) 898,216 shares of common stock and warrants to purchase 220,151 shares of common stock held by Sprout Capital IX L.P., and (vii) 3,539 shares of common stock and warrants to purchase 867 shares of common stock held by Sprout Entrepreneurs Funds, L.P. The address for these entities is 11 Madison Ave., 13th Floor, New York, N.Y. 10010.
(5)

Shares of common stock beneficially owned by Dr. Kelly represent (i) options held by Dr. Kelly to purchase 24,997 shares of common stock that are exercisable within 60 days of July 15, 2008, (ii) 1,072,080 shares of common stock held by Asset Management Associates 1996, L.P., (iii) 53,996 shares of common stock and a warrant to purchase 11,252 shares of common stock held by Alloy Partners 2000, L.P., (iv) 1,053,770 shares of common stock and a warrant to purchase 219,538 shares of common stock held by Alloy Ventures 2000, L.P., (v) 126,633 shares of common stock and a warrant to purchase 26,385 shares of common stock held by Alloy Corporate 2000, L.P., and (vi) 217,265 shares of common stock and a warrant to purchase 45,265 shares of common stock held by Alloy Investors 2000, L.P. Alloy Ventures 2000, LLC is the general partner of Alloy Ventures 2000, L.P., Alloy Investors 2000, L.P., Alloy Corporate 2000, L.P. and Alloy Partners 2000, L.P. AMC Partners 96, L.P. is the general partner of Asset Management Associates 1996, L.P. Dr. Kelly, one of the Company’s directors, is a general partner of AMC Partners 96, L.P. and is also a managing member of Alloy Ventures 2000, LLC. Dr. Kelly disclaims beneficial ownership of these shares (other than options held by Dr. Kelly) except to the extent of his proportionate interest therein. The address of Dr. Kelly and these entities is 400 Hamilton Ave., 4th Floor, Palo Alto, CA 94301.

(6)	Shares of common stock beneficially owned by Mr. Morton represent (i) options held by Mr. Morton to purchase 56,664 shares of common stock that are exercisable within 60 days of July 15, 2008, (ii) 694 shares of common stock, (iii) 3,333 shares held by MDLC Partners, a California Partnership and (iv) 13,333 shares held by the Dean and LaVon Morton Trust. Mr. Morton is a general partner of MDLC Partners, L.P., and disclaims beneficial ownership of these shares (other than the shares and options held by Mr. Morton) except to the extent of his proportionate partnership interest therein.
(7)	Shares of common stock beneficially owned by Mr. Reidel represent (i) options held by Mr. Reidel to purchase 43,665 shares of common stock that are exercisable within 60 days of July 15, 2008 and (ii) 308,783 shares of common stock.
(8)	Includes options held by Mr. Rosen to purchase 43,333 shares of common stock that are exercisable within 60 days of July 15, 2008.
(9)	Includes options held by Mr. Schickling to purchase 22,777 shares of common stock that are exercisable within 60 days of July 15, 2008.
(10)	Includes options held by Mr. O’Connor to purchase 371,525 shares of common stock that are exercisable within 60 days of July 15, 2008.
(11)	Includes options held by Mr. Frederick to purchase 59,720 shares of common stock that are exercisable within 60 days of July 15, 2008.
(12)	Includes options held by Mr. Hayden to purchase 78,471 shares of common stock that are exercisable within 60 days of July 15, 2008.

(13)	Includes options held by Mr. Hovde to purchase 97,221 shares of common stock that are exercisable within 60 days of July 15, 2008.
(14)	Shares of common stock beneficially owned by Dr. Weiner represent (i) options held by Dr. Weiner to purchase 117,532 shares of common stock that are exercisable within 60 days of July 15, 2008, and (ii) 301,333 shares of common stock.
(15)	Includes options and warrants to purchase 918,904 shares of common stock that are exercisable within 60 days of July 15, 2008.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation earned by the Chief Executive Officer and each of the two other most highly compensated executive officers during the two fiscal years for services rendered to the Company in all capacities for the fiscal year ended March 31, 2008 (the “Named Executive Officers” or “NEO”):

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Shawn M. O’Connor	2008	330,000	207,062		144,540	500	682,102
Chairman, Chief Executive Officer and President	2007	300,000	168,750		155,015	500	624,265

William Frederick	2008	260,000	165,650		68,250	500	494,400
Senior Vice President, Chief Financial Officer	2007	250,000	337,500	(4)	73,290	500	661,290

Daniel Weiner	2008	295,000	165,650		88,500	500	549,650
Senior Vice President, Chief Technology Officer	2007	260,000	135,000		73,236	500	468,736

(1)	Reflects the compensation expense reported by us for these awards/grants in fiscal 2008 in accordance with SFAS 123(R) (disregarding an estimate of forfeitures related to service-based vesting conditions), and thus may include amounts for awards granted in and prior to 2008. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended March 31, 2008, filed with the SEC on June 30, 2008. These amounts do not purport to reflect the value that will be recognized by the named executive officers upon sale of the underlying securities.
(2)	Reflects discretionary bonus awarded to Messrs. O’Connor and Frederick and Dr. Weiner for fiscal 2008 performance, although such amounts were paid in fiscal 2009.
(3)	Reflects contributions made by Company into Named Executive Officer’s 401K account, under the Company’s 401K matching program during the 2008 fiscal year.
(4)	Reflects Mr. Frederick’s original hire option grant awarded during fiscal 2007.

Employment Agreements

The following employment agreements outline the base compensation and annual performance-based cash bonus percentage for each NEO during the fiscal year ended March 31, 2008. In addition, the employment agreements with each of the NEO’s provide for a Severance Package (defined below under “Termination-Based Compensation”) upon termination without cause or resignation within six (6) months of a change in control for good reason. The actual amount of the annual performance based cash bonus awarded to each NEO was determined by the Compensation Committee in its sole discretion.

Shawn M. O’Connor. On March 31, 2003, the Company entered into an employment letter agreement with Shawn M. O’Connor, the Company’s Chairman of the Board, President and Chief Executive Officer. During this past fiscal year, Mr. O’Connor received an annual salary of $330,000 and was eligible to receive an annual bonus program targeted at 60% of his annual salary.

William Frederick. On April 10, 2006, the Company entered into an employment letter agreement with William Frederick, whereby Mr. Frederick was appointed Senior Vice President and Chief Financial Officer. During this past fiscal year, Mr. Frederick received an annual salary of $260,000 and was eligible to receive an annual performance bonus targeted at 35% of his annual base salary.

Daniel Weiner. On May 5, 2004, the Company entered into an employment letter agreement with Daniel Weiner, the Company’s Senior Vice President and Chief Technology Officer. During this past fiscal year, Dr. Weiner received an annual salary of $295,000 and was eligible to receive an annual bonus targeted to 40% of his base salary.

Our executive officers’ base salaries and performance-based cash bonus targets are reviewed annually by our Committee as part of our performance review process and may be increased for merit reasons. The Chief Executive Officer aids the Compensation Committee by providing recommendations regarding the total cash compensation of all executive officers, other than himself. Each named executive officer, in turn, participates in an annual performance review with the Chief Executive Officer to provide input about his contributions to the Company’s success for the period being assessed.

In addition, from time to time, we may realign base salaries with market levels for the same positions in companies of similar size to us represented in the compensation data we review, if we identify significant market changes in our data analysis. Additionally, we have adjusted base salaries as warranted for promotions or other changes in the scope or breadth of an executives’ role or responsibilities. During this past fiscal year, the Compensation Committee approved an increase in the base salaries for Mr. Frederick by 4% and for Mr. O’Connor by 10% based on the peer-group analysis that was presented by Compensia, the Company’s outside compensation consultant. Furthermore, the Compensation Committee increased Dr. Weiner’s base salary by approximately 13% and changed his bonus target to 40% of his base salary, in recognition of his promotion to Chief Technology Officer in April 2007. For the upcoming year ending March 31, 2009, based on recommendations made by the Chief Executive Officer for the NEO’s other than himself, the Compensation Committee approved an increase in the base salaries for Mr. Frederick by 4% and changed his bonus target to 40% of his base salary and for Mr. O’Connor by 13%.

Termination-Based Compensation. We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the named executive officers in the event of a termination of employment or a change of control.

Termination without Cause or Resignation upon Change In Control—Upon termination of employment without cause or resignation within six (6) months of a change in control for good reason, the named executive officers are entitled to receive severance consisting of their base salary in effect on the termination date, for a period of one (1) year from the date of such termination, along with all costs associated with the maintenance of his health care coverage during this period (the “Severance Package”); provided that such executive officer enter into a separation agreement with the Company in a form acceptable to the Company. We believe that the Severance Package is generally in line with severance packages offered to named executive officers of the companies of similar size to us represented in the compensation data we reviewed. In addition, we believe this element of our compensation is necessary to attract highly qualified individuals and encourage them to remain employed with the Company.

Acceleration of Vesting of Equity Base Awards—Option grant awards held by the named executive officers were granted under the Company’s 2000 Equity Incentive Plan. Certain provisions of our 2000 Equity Incentive Plan allow for acceleration of equity awards in case an employee is terminated for certain reasons after a change of control as defined in our 2000 Equity Incentive Plan. This plan provided that the shares subject to each option will immediately vest in full in the event the Company is acquired in a merger or asset sale, unless the option is to be assumed or substituted for by the acquiring entity. In addition to benefits provided under the 2000 Equity Incentive Plan, the employment agreement with Dr. Weiner provides that the vesting schedule of Dr. Weiner’s options will accelerate by one (1) year upon a change of control of the Company. Furthermore, if, within thirteen (13) months of a change in control, the continuous service of an optionee under the 2000 Equity Incentive Plan terminates due to an involuntary termination (not including death or disability) without cause or due to a constructive termination, the shares subject to each option will immediately vest in full.

Equity Compensation

Pharsight grants all equity incentive awards based on the fair market value as of the date of grant. The exercise price for stock option grants and similar awards is determined by reference to the last quoted price per share on the Nasdaq Stock Market at the close of business on the date of grant. Pharsight does not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information.

Option awards are made at quarterly Compensation Committee meetings which are pre-scheduled at the beginning of each fiscal year, and at special meetings as needed. For example, a special meeting may be called if a regular meeting is cancelled or following the annual performance review process. The effective date for such grants is the date of such meeting. The Company may also make grants of equity incentive awards at the discretion of the Compensation Committee or the board of directors in connection with the hiring of a new named executive officer and other employees. However, typically, new hires will receive their initial option grant during the next regularly scheduled Compensation Committee meeting.

In general, similar to base salaries, stock options awarded to named executive officers are not determined by the Company’s achievement of specific corporate performance criteria but rather a subjective evaluation of the officer’s performance and contribution to the Company’s long-term success. All options which have been granted to named executive officers vest over a four (4) year period, at a rate of 25% upon the first anniversary of the grant date and then at a rate of 1/48th per month thereafter until fully vested.

Outstanding Equity Awards

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of the fiscal year ended March 31, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date(1)	Option Exercise Price ($)	Option Expiration Date
Shawn M. O’Connor	83,333	—	9/20/2002	1.95	9/20/2012
	166,666	—	4/24/2003	0.18	4/24/2013
	81,596	1,737	4/22/2004	4.89	4/22/2014
	19,097	22,569	5/05/2006	4.05	5/05/2016
	—	41,666	5/03/2007	5.25	5/03/2017

William Frederick	38,194	45,138	5/05/2006	4.05	5/05/2016
	—	33,332	5/03/2007	5.25	5/03/2017

Daniel Weiner	61,110	5,556	7/22/2004	2.76	7/22/2014
	17,708	7,292	5/26/2005	5.01	5/26/2015
	15,277	18,055	5/05/2006	4.05	5/05/2016
	—	33,333	5/03/2007	5.25	5/03/2017

(1)	All options vest over a four (4) year period, at a rate of 25% upon the first anniversary of the grant date and then at a rate of 1/48th per month thereafter until fully vested.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under the Company’s equity compensation plans as of March 31, 2008.

Plan category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,973,671	$4.22	1,121,915	(1)
Equity compensation plans not approved by security holders	20,664	$4.64	130,573	(2)

Total	1,994,335	$4.43	1,252,488

(1)	Included in this amount are 186,977 shares available for future issuance under the 2000 US Employee Stock Purchase Plan.
(2)	Amounts correspond to the UK Company Share Option Plan and the 2001 UK Employee Stock Purchase Plan, which are not subject to stockholder approval. A description of the UK Company Share Option Plan and the 2001 UK Employee Stock Purchase Plan follows below.

UK Company Share Option Plan. The Board of Directors initially adopted the UK Company Share Option Plan on April 24, 2001. 66,666 shares of common stock are reserved for issuance under the UK Company Share Option Plan. As of March 31, 2008, options to purchase 20,664 shares of common stock were outstanding. In the event of a change of control (as defined in section 840 of the United Kingdom’s Income and Corporation Taxes Act of 1988), all outstanding options shall be accelerated in full. Pursuant to agreement between an option holder and the surviving entity, outstanding options may be substituted for by the surviving entity. The vesting and exercisability of all other options will terminate the earlier of the end of the option period or six months from the time when the corporate transaction occurs.

2001 UK Employee Stock Purchase Plan. The Board of Directors adopted the 2001 UK Employee Stock Purchase Plan on April 24, 2001. Generally, all of our employees located in the United Kingdom who are not officers or directors may participate in offerings under the plan. 86,665 shares of common stock are authorized pursuant to purchase rights granted under the plan. As of March 31, 2008, 2,094 shares have been issued pursuant to the purchase plan and 84,571 shares remain available for grant. On each January 1, starting with January 2002, the share reserve will automatically be increased by a number of shares equal to the lesser of (i) 1.5% of our then outstanding shares of common stock, (ii) 43,333 shares, or (iii) such fewer number of shares determined by the Board. Upon the happening of certain corporate transactions, a surviving corporation may assume outstanding purchase rights or substitute other purchase rights therefore. Otherwise, the rights may continue in full force and effect, or the participant’s accumulated payroll deductions may be used to purchase common stock immediately prior to the transaction and the participant’s rights under the offering terminate.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In accordance with the charter for the Audit Committee of the Board of Directors, the Audit Committee reviews and approves in advance in writing any proposed related person transactions. The most significant related person transactions, particularly those involving our directors and officers, must be reviewed and approved in writing in advance by our Board of Directors. The Company will report all such material related person transactions under applicable accounting rules, federal securities laws and SEC rules and regulations. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•	Directors, nominees for director and executive officers of Pharsight;

•	Any person known to be the beneficial owner of five percent or more of Pharsight common stock (a “5% Stockholder”); and

•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

Series B Preferred Stock Dividend

The Series A preferred stock is entitled to receive an annual dividend of eight percent (8%) payable quarterly in cash or shares of Series B preferred stock, at the election of the holder of the Series A preferred stock. The Series B preferred stock has identical rights, preferences and privileges to the Series A preferred stock except that the Series B preferred stock is not entitled to eight percent (8%) dividends. These quarterly dividends commenced in September 2002. During the fiscal year ended March 31, 2008, the Company paid $72,731 in cash dividends to holders of the Series A preferred stock and at the election of the Series A preferred stock holders, the Company issued dividends in the form of 6,047 shares of Series B preferred stock to holders of Series A preferred stock. On June 27, 2007, all of the holders of preferred stock elected to convert all of their shares of preferred stock into shares of common stock. Each share of preferred stock was convertible into four shares of common stock. As a result of conversion, our outstanding shares of common stock increased by 2,685,628 shares and we recorded approximately a $7.0 million deemed dividend which represented the excess of (1) the fair value of all securities and other consideration transferred in the transaction by the Company to the holders of the convertible preferred stock over (2) the fair value of securities issuable to the stockholders in the calculation of earning per share.

During the fiscal year ended March 31, 2007, the Company paid $290,927 in cash dividends to holders of the Series A preferred stock and at the election of the Series A preferred stock holders, the Company issued dividends in the form of 272,130 shares of Series B preferred stock to holders of Series A preferred stock. The Alloy Entities and the Sprout Entities collectively owned one hundred percent (100%) of the Company’s preferred stock. Dr. Kelly, one of the Company’s directors, is affiliated with the Alloy Entities. Dr. Chambon, one of the Company’s former directors, is affiliated with the Sprout Entities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended March 31, 2008, the Company believes that its executive officers, directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with the Company’s management;

•	discussed with Grant Thornton LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect; and

•

received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed Grant Thornton LLP’s independence with them.

Based upon the reviews and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Dean O. Morton Arthur H. Reidel Howard B. Rosen John J. Schickling

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Mountain View, California

July 29, 2008

Delivery of this Proxy Statement

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering a single annual report and proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

This year, a number of brokers with account holders who are Pharsight stockholders will be “householding” our proxy materials. A single 2008 Annual Report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker or the Company that they will be “householding” communications to such stockholder’s address, “householding” will continue until the stockholder is notified otherwise or revokes consent. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate 2008 Annual Report and Proxy Statement, such stockholder should notify its broker and direct a written request to Pharsight Corporation, 321 E. Evelyn Ave., 3rd Floor, Mountain View, California 94041, Attention: Corporate Secretary, or contact the Corporate Secretary at (650) 314-3800.

Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

Appendix A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

PHARSIGHT CORPORATION

A Delaware Corporation

Pharsight Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

A. The name of this Corporation is Pharsight Corporation.

B. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 22, 2000.

C. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation amends Article IV, Section A of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Forty Two Million (42,000,000) shares. Forty Million (40,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($0.001). Two Million (2,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($0.001).”

D. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Pharsight Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by Shawn M. O’Connor, its President and Chief Executive Officer, this      day of             , 2008.

PHARSIGHT CORPORATION

Shawn M. O’Connor
President and Chief Executive Officer

Pharsight Corporation

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DESIGNATION (IF ANY)

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on August 27, 2008.

Vote by Internet

Log on to the Internet and go to

www.investorvote.com/PHST

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United

States, Canada & Puerto Rico any time on a touch tone

telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors unanimously recommends a vote FOR the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors: For Withhold For Withhold For Withhold

01 - Shawn (Class I) M. O’Connor¹ 02 - John (Class I) J. Schickling¹ 03 - Douglas (Class II) E. Kelly²

04 - Dean (Class II) O. Morton² 05 - Arthur (Class III) H. Reidel³ 06 - Howard (Class III) B. Rosen³

¹ Elected initially for a one-year term expiring at the 2009 Annual Meeting of Stockholders or until such director’s successor has been duly elected and qualified.

² Elected initially for a two-year term expiring at the 2010 Annual Meeting of Stockholders or until such director’s successor has been duly elected and qualified.

³ Elected for a three-year term expiring at the 2011 Annual Meeting of Stockholders or until such director’s successor has been duly elected and qualified.

2. To approve an amendment to the Company’s Certificate of Incorporation to (i) decrease the number of authorized shares of Common Stock from 120,000,000 shares to 40,000,000 shares; and (ii) decrease the number of authorized shares of Preferred Stock from 5,000,000 to 2,000,000 shares.

For Against Abstain

3. To ratify the appointment of Grant Thornton LLP as Pharsight’s independent registered public accounting firm for the fiscal year ending March 31, 2009.

For Against Abstain

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Pharsight Corporation

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 27, 2008

The undersigned stockholder of Pharsight Corporation, a Delaware corporation (“Pharsight”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated July 28, 2008, and hereby appoints Shawn M. O’Connor and William Frederick, or either of them, as attorneys-in-fact and proxies, with full power of substitution, to vote all of the shares of stock of Pharsight which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Pharsight to be held on Wednesday, August 27, 2008, at 10:30 a.m. Pacific time, at the offices of the Company located at 321 E. Evelyn Ave, 3rd Floor, Mountain View, California, 94041, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this proxy will be voted FOR the election of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

The Board of Directors unanimously recommends a vote FOR the election of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)